EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned hereby appoints Anne G. Waleski and Richard R. Grinnan (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto such attorneys the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity(ies) stated below) any documents relating to the registration by Markel Corporation (the "Company") of common shares in connection with the Company's filing of any Registration Statement on Form S-8 and any and all amendments or supplements thereto, in each case with all exhibits and documents required to be filed in connection therewith. Each of the undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary in order to accomplish each foregoing registration as fully as the undersigned might do.

IN WITNESS WHEREOF, the undersigned have signed this power of attorney as of May 14, 2016.

/s/ Alan I. Kirshner	/s/ Lemuel E. Lewis
Alan I. Kirshner, Executive Chairman and Director	Lemuel E. Lewis, Director

/s/ Anthony F. Markel	/s/ Darrell D. Martin
Anthony F. Markel, Vice Chairman and Director	Darrell D. Martin, Director

/s/ Steven A. Markel	/s/ Michael O'Reilly
Steven A. Markel, Vice Chairman and Director	Michael O’Reilly, Director

/s/ J. Alfred Broaddus, Jr.	/s/ Michael J. Schewel
J. Alfred Broaddus, Jr., Director	Michael J. Schewel, Director

/s/ K. Bruce Connell	/s/ Jay M. Weinberg
K. Bruce Connell, Director	Jay M. Weinberg, Director

/s/ Douglas C. Eby	/s/ Debora J. Wilson
Douglas C. Eby, Director	Debora J. Wilson, Director

/s/ Stewart M. Kasen
Stewart M. Kasen, Director